UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 29, 2013

Commission File Number 001-35844
___________________________________
Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Executive Officer

On October 29, 2013, Pinnacle Foods Inc, issued a press release (the “Press Release”) announcing that Christopher Slager has been appointed Executive Vice President and Division President - Duncan Hines Grocery Division. Mr. Slager, age 44, was most recently with Campbell Soup Company as Vice President and General Manager, North America Foodservice and also held various leadership positions at Campbell since 2002, including Vice President of Marketing for Soups. He began his career at The Procter & Gamble Company, where he held brand management positions on Folgers Coffee and Jif Peanut Butter, in addition to leading new business development teams responsible for developing and launching business propositions for multiple P&G brands. Slager earned a Bachelor of Science degree in Electrical Engineering from Tulane University and an MBA at The A.B. Freeman School of Business at Tulane.

A copy of the Press Release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Terms of Employment

The terms of Mr. Slager’s employment are:

•	An annual base salary of $375,000.

•
Eligibility to earn an annual bonus award at a target of 85% of the base salary, and up to a maximum of 200% of target, based upon the achievement of annual performance objectives approved by the Compensation Committee of the Board

•
Eligibility to earn a long-term incentive award at a target of 150% of the base salary based upon the Pinnacle’s achievement of long-term performance objectives approved by the Compensation Committee of the Board.

•	An initial grant of stock options on or about December 1, 2013 with a targeted grant date fair value of approximately $250,000, subject to the terms and conditions of the 2013 Omnibus Incentive Plan.

•	Other employee benefits available to all salaried employees.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following Exhibits are included as part of this Current Report on Form 8-K.

99.1	Press Release, dated October 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	October 29, 2013

Index to Exhibits

Exhibit Number	Description
99.1	Press release, dated October 29, 2013